Exhibit 99.1

COPPER MOUNTAIN NETWORKS ANNOUNCES PLANNED HEADCOUNT

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Contacts:

Mike Staiger

Executive Vice President &

Chief Financial Officer

Copper Mountain Networks, Inc.

858.410.7110

ir@coppermountain.com

COPPER MOUNTAIN NETWORKS ANNOUNCES PLANNED HEADCOUNT

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PALO ALTO, Calif., January 21, 2005 – Copper Mountain Networks, Inc. (Nasdaq: CMTN), a provider of intelligent broadband access solutions, today announced that after an extensive evaluation of strategic alternatives, the Company has initiated actions to lay off most of its remaining employees by March 22, 2005, retaining a limited team of employees to provide customer support and handle matters related to the ongoing exploration of strategic alternatives. Management and the Board of Directors concluded that maintaining the Company’s existing employee headcount was not necessary for any of the strategic alternatives currently under consideration, and the ongoing employee-related expenditures could potentially decrease total stockholder value.

While the Company will continue to explore strategic alternatives, there can be no assurance that any transaction or other corporate action will result from such an exploration. Further, there can be no assurance concerning the type, form, structure, nature, results, timing or terms and conditions of any such potential action, even if such an action does result from this exploration. Copper Mountain does not intend to make any additional comments regarding such exploration unless and until developments warrant further disclosure.

About Copper Mountain Networks

Copper Mountain Networks, Inc. (Nasdaq: CMTN) is a provider of intelligent broadband access solutions. The company has developed a broad set of subscriber access and broadband remote access server (BRAS) equipment for ILECs, IXCs, PTTs, CLECs,

COPPER MOUNTAIN NETWORKS ANNOUNCES PLANNED HEADCOUNT

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IOCs, and other facilities-based carrier networks worldwide. These products enable efficient and scalable deployment of advanced voice, video, and data services while leveraging existing network infrastructures and reducing both capital and operational costs. Copper Mountain’s products have been proven in some of the world’s largest broadband network deployments. For more information, please visit the company’s World Wide Web site at http://www.coppermountain.com. For investor relations information, contact us at 858.410.7110 or IR@coppermountain.com.

Copper Mountain Networks Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events based on current expectations and are subject to risks and uncertainties, such as statements regarding Copper Mountain’s headcount reduction plans, its exploration of strategic alternatives, its unproven operating plan, current and future capabilities of Copper Mountain’s products, and customer acceptance of Copper Mountain’s products. Copper Mountain wishes to caution you that there are some factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: retention of management and key employees; our ability to identify and consummate a strategic transaction on acceptable terms; our ability to successfully introduce and commercialize the VantEdge product and the market acceptance of this product; our ability to form and maintain successful marketing and distribution relationships with strategic partners, value-added resellers and other distribution partners; our ability to penetrate the incumbent local exchange carrier (ILEC), inter-exchange carrier (IXC), international postal, telephone and telegraph (PTT), and independent operating company (IOC) service provider markets with the VantEdge product; our ability to commence and successfully complete laboratory trials with our current and prospective customers; our ability to realize sufficient revenues in the future to sustain our operations or achieve profitability on an annual or quarterly basis; the need for additional financing and risks related to obtaining adequate financing in the current market environment; factors which could affect our profit margins or lead to increased expenses; factors affecting the demand for DSL and other broadband technologies; general economic conditions, and the extent and timing of the economic recovery, which are beyond Copper Mountain’s ability to control. Prospective investors are cautioned not

COPPER MOUNTAIN NETWORKS ANNOUNCES PLANNED HEADCOUNT

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to place undue reliance on such forward-looking statements. Further, Copper Mountain expressly disclaims any obligation to update or revise any forward-looking statements contained herein to reflect future events or developments after the date hereof. We refer you to the documents Copper Mountain files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2003 and other reports and filings made and to be made with the Securities and Exchange Commission, including, but not limited to, our Quarterly Reports on Form 10-Q.

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